UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2009 (September 16, 2009)

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit 2003, East Tower, Zhong Rong Heng Rui International Plaza, 620 Zhang Yang Road, Pudong District, Shanghai 200122 People's Republic of China
(Address of principal executive offices)

86-21-58359979
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2009, ShengdaTech, Inc.’s (the “Company”) 2009 Annual Meeting of Stockholders was held at the Yale Club of New York City, 50 Vanderbilt Ave, New York, NY 10017. The following five directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Xiangzhi Chen has served as our Chief Executive Officer, President and Director since March 31, 2006. Mr. Chen is the founder of Faith Bloom and its subsidiaries and has served as their chairman and chief executive officer since the subsidiaries’ formation in 2001. He served as president of Shandong Shengda Technology Co., Ltd. from January 2003 to March 2009.

Ms. Anhui Guo has served as our Chief Financial Officer, Vice President and Treasurer since March 31, 2006 and as Director since February 23, 2007.  On April 15, 2009, Ms. Guo resigned from the position of Chief Financial Officer and was appointed the Chief Operating Officer of the Company.  Ms. Guo has served as Chief Financial Officer of Faith Bloom and its subsidiaries since 2001. Ms Guo was Manager of Finance of Shandong Shengda Construction Co., Ltd. from January 2001 to January 2003. She has served as Manager of Finance of Shandong Shengda Technology Co., Ltd. since January 2003. Ms. Guo was licensed as an accountant in 1996.

Mr. Dongquan Zhang has served as our Director since February 23, 2007. Mr. Zhang has extensive experience in the chemical industry especially in research and development and regulatory areas. Currently he is a member of the Board of Directors of All China Association of Petro-Chemical Industry, Vice President of Shandong Chemistry and Chemical Engineering Association, Vice President of Shandong Environmental Industry Association, and President of Shandong Chemical Industrial Pollution Prevention Association. From February 1994 to December 2000, he served as Director General and Senior Engineer of the Petro-Chemical Industry of Shandong Province.

Mr. A. Carl Mudd has served as our Director since February 23, 2007. Mr. Mudd has extensive management experience especially in the financial area. He has spent the past 16 years consulting with and mentoring CEOs and Boards of Directors of major companies on global strategy, business processes and international operations and 27 years as CFO, COO and President of international companies. From 2003 to 2006, he was an advisory Director at CIMIC Holdings, Ltd. From 1993 to 1996, he served as Director and Chairman of the Audit Committee at AM International, Inc. Mr. Mudd also serves as an independent director and Chairman of the Audit Committee for Sutor Technologies Group, LTD (SUTR) a NASDAQ listed company. He is also a Statutory Director of the National Association of Corporate Directors-North Texas Chapter. He is a Certified Public Accountant and holds a business degree from St. Edward's University. He also holds a Certification of Director Education – The National Association of Corporate Directors Institute.

Mr. Sheldon B. Saidman has served as our Director since February 23, 2007. Mr. Saidman has extensive senior executive experience, especially in marketing and general management. He has held positions as President or Chief Operating Officer in several companies, both pubic and private. From May 2001 to October 2005, he served as President and Chief Operating Officer of Liberty Wire & Cable, Inc. He currently has his own business management consulting practice and serves on another Board of Directors, Roscoe, Inc., a medical equipment and supplies company owned by a  private equity group. He holds a bachelor’s degree in journalism and public relations from The University of Maryland.

The votes regarding the election of the persons named above as directors were as follows:

	FOR	AGAINST	ABSTENTIONS

Xiangzhi Chen	50,371,804	15,627	289,368
Anhui Guo	50,350,981	36,450	289,368
Dongquan Zhang	50,354,573	32,858	289,368
A. Carl Mudd	50,340,898	46,533	289,368
Sheldon B. Saidman	50,341,033	46,398	289,368

Item 8.01 Other Items.

At the Annual Meeting, the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2009 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS

50,416,638	216,597	43,564

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.

Dated: September 22, 2009	By:	/s/ Xiangzhi Chen
Xiangzhi Chen
President and Chief Executive Officer